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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                           KORN/FERRY INTERNATIONAL

   I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

                                ARTICLE I: NAME

   The name of the corporation is Korn/Ferry International (the
"Corporation").

                         ARTICLE II: REGISTERED OFFICE

   The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

                             ARTICLE III: PURPOSE

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                               ARTICLE IV: STOCK

   Section 1. Authorized Shares. The total number of shares of all classes which the Corporation shall have the authority to issue shall be 200,000,000, which shall be divided into two classes, one to be designated "Common Stock," which shall consist of 150,000,000 authorized shares, $0.01 par value per share, and a second class to be designated as "Preferred Stock," which shall consist of 50,000,000 authorized shares, $0.01 par value per share.

   Section 2. Preferred Stock of the Corporation. The Preferred Stock may be issued in one or more series, from time to time, each series to be appropriately designated by a distinguishing number, letter or title, prior to the issuance of any shares thereof.

   Section 3. Authority of Board of Directors to Issue Stock. Each series of Preferred Stock shall consist of such number of shares and have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolutions or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board of Directors"), and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

   The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting the series and the distinctive designation of that series;
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     (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (h) Any other relative rights, preferences and limitations of that series.

   Section 4. No Preemptive or Preferential Rights. No holders of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants to subscribe for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

                            ARTICLE V: INCORPORATOR

   The name and mailing address of the incorporator are as follows: Peter L. Dunn, Korn/Ferry International, 1800 Century Park East, Suite 900, Los Angeles, California 90067.

                              ARTICLE VI: BYLAWS

   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise; provided, however, that the affirmative vote of 66 and 2/3 percent of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required for stockholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation.

                      ARTICLE VII: ELECTION OF DIRECTORS

   Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

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                       ARTICLE VIII: NUMBER OF DIRECTORS

   Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing the issuance of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the Board of Directors shall consist of not fewer than 8 nor more than 15 directors, the exact number of directors within such limits to be determined solely by the Board of Directors in the manner set forth in the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be divided into three classes, as nearly equal in number as possible. The initial Class I, Class II and Class III Directors, or, if applicable, their respective successors by reason of merger of the Corporation with another corporation prior to the first annual meeting of the stockholders following the filing of this Certificate of Incorporation, shall serve for a term expiring at the first, second and third annual meetings of the stockholders following the filing of this Certificate of Incorporation, respectively. Each director in each of the initial classes of directors shall hold office until his or her successor is duly elected and qualified. At each annual meeting of the stockholders beginning with the first annual meeting of the stockholders following the filing of this Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

                        ARTICLE IX: DIRECTOR LIABILITY

   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                        ARTICLE X: REMOVAL OF DIRECTORS

   Any or all directors may be removed for cause if such removal is approved by the holders of a majority of the outstanding shares entitled to vote at an election of directors.

             ARTICLE XI: RESERVATION OF RIGHTS BY THE CORPORATION

   The Corporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this
Article XI.

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                   ARTICLE XII: MEETINGS OF THE STOCKHOLDERS

   Section 1. Place of Meetings. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.

   Section 2. Ability to Call Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the President of the Corporation, and may not be called by any other person or persons.

                    ARTICLE XIII: BOOKS OF THE CORPORATION

   The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

       ARTICLE XIV: ACTION BY WRITTEN CONSENT OF STOCKHOLDERS PROHIBITED

   No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of the stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 66 and 2/3 percent in voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article XIV.

   The undersigned Incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on September 13, 1999.


                                          /s/ Peter L. Dunn
                                          -------------------------------------
                                          Peter L. Dunn
                                          Incorporator

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